EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Shares, no par value, of SunOpta Inc. dated as of November 12, 2015  is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 12, 2015

TOURBILLON GLOBAL LONG ALPHA FUND, LLC

By:	Tourbillon Capital Partners, L.P., Investment Manager

By:	/s/ Brian A. Kessler
	Name:	Brian A. Kessler
	Title:	Chief Financial Officer

TOURBILLON GLOBAL LONG ALPHA FUND, LTD

By:	Tourbillon Capital Partners, L.P., Investment Manager

By:	/s/ Brian A. Kessler
	Name:	Brian A. Kessler
	Title:	Chief Financial Officer

TOURBILLON GLOBAL MASTER FUND, LTD

By:	Tourbillon Capital Partners, L.P., Investment Manager

By:	/s/ Brian A. Kessler
	Name:	Brian A. Kessler
	Title:	Chief Financial Officer

Tourbillon Capital Partners, L.P.

By:	/s/ Brian A. Kessler
	Name:	Brian A. Kessler
	Title:	Chief Financial Officer

/s/ Jason H. Karp
JASON H. KARP